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                                                                   EXHIBIT 10.12

                                                                      MARIMBA(R)

                                                                   Marimba, Inc.
                                                                440 Clyde Avenue
                                                               Mountain View, CA
                                                                      94034-2232
                                                                 www.marimba.com

                                                                  P 650 930-5282
                                                                  F 650 930-5600

                                January 29, 2003

Mr. Matt Thompson
3312 Deer Hollow Dr
Danville, CA  94506

Dear Matt:

         This letter is to confirm the agreement between you and Marimba, Inc. (the "Company") regarding the termination of your employment with the Company.

         1. Your employment with the Company will terminate on February 3, 2003. Although you are not otherwise entitled to receive any severance pay from the Company, following the Effective Date of this agreement (as defined below) the Company will pay you severance totaling up to a maximum of $62,500, less all applicable withholdings, which equals up to three (3) months of your base salary as of your termination date. The severance will be paid out twice per month in equal semi-monthly payments of $10,416.67, less applicable withholdings ("Semi-Monthly Severance Payment"), and each Semi-Monthly Severance Payment shall be paid to you at the same time as the Company's normal employee payroll is paid, and shall continue through and until the earlier of: (a) the date that you have been paid six (6) Semi-Monthly Severance Payments; or (b) the date that you commence any employment or independent contractor relationship with any other party. You agree that within two (2) business days from commencing any employment or independent consulting relationship with any other party, you must provide the head of Human Resources Department of the Company (or his successor) a written statement confirming such employment or independent consulting relationship. The Company agrees that if you abide by your notice obligations in this paragraph, you will be entitled to receive a pro-rata share of the

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                unpaid Semi-Monthly Severance Payment in any applicable
                bi-monthly period that you have commenced any employment or consulting relationship with any other party.

         2. In addition, you will be paid earned commissions in the amount of $43,105.

         3. You agree that prior to the execution of this letter you were not entitled to receive any further monetary payments from the Company, and that the only payments and benefits that you are entitled to receive from the Company in the future are those specified in this letter. You further acknowledge that no bonuses, commissions or similar compensation is or will be owing or payable to you by the Company as of the date of termination of your employment or thereafter.

         4. Subject to your completion and timely submission of the appropriate paperwork to commence coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Company will pay your COBRA premium to continue your current medical, dental, vision and employee assistance program benefits under COBRA (including dependent coverage, if applicable) until the earlier of: (a) April 30, 2003; or (b) the date that you commence any employment or independent contractor relationship with any other party. Following such date, you will have the option of continuing COBRA coverage at your own expense for as long as permitted by law.

         5. In consideration for receiving the severance payments and benefits described above, you waive and release and promise never to assert any claims or causes of action, whether or not now known, against the Company or its predecessors, successors, or past or present subsidiaries, officers, directors, agents, employees and assigns, with respect to any matter, including but not limited to, any matter arising out of or connected with your employment with the Company or the termination of that employment, including without limitation, claims of wrongful discharge, emotional distress, defamation, fraud, breach of contract, breach of the covenant of good faith and fair dealing, any claims of discrimination or harassment based on sex, age, race, national origin, disability or on any other basis, under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967, as amended, and all other laws and regulations relating to employment.

         6. You expressly waive and release any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows:

                           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

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         7.     Nothing contained in this letter shall constitute or be treated as an admission by you or the Company of liability, of any wrongdoing, or of any violation of law.

         8. At all times in the future, you will remain bound by the Company's Proprietary Information and Invention Agreement signed by you on December 20, 2000, a copy of which is attached hereto. Neither the Proprietary Information and Inventions Agreement or the Indemnification Agreement dated as of February 5, 2001 between you and the Company shall be affected by this agreement, and each such agreement shall continue to be legally effective in accordance with its respective terms.

         9. Any stock options or restricted stock awards held by you shall be governed and legally effective in accordance with their applicable terms and conditions, and shall not be affected by this agreement.

         10. You agree that you will not disclose to others the fact or terms of this letter, except that you may disclose such information to your attorney or accountant in order for such individuals to render services to you.

         11. You agree that except as expressly provided in this letter, this letter renders null and void any and all prior agreements between you and the Company. You and the Company agree that this letter agreement constitutes the entire agreement between you and the Company regarding the subject matter of this agreement, and that this letter agreement may be modified only in a written document signed by you and a duly authorized officer of the Company.

         12. This agreement shall be construed and interpreted in accordance with the laws of the State of California.

         13. This agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

         14. Any controversy involving the construction or application of any terms, covenants or conditions of this letter, or any claims arising out of any alleged breach of this letter, will be governed by the rules of the American Arbitration Association and submitted to and settled by final and binding arbitration in Santa Clara County, California, except that any alleged breach of the Company's Proprietary Information and Inventions Agreement shall not be submitted to arbitration and instead the Company may seek all legal and equitable remedies, including without limitation, injunctive relief.

         15. You have up to forty-five (45) days after receipt of this letter within which to review it, and to discuss it with an attorney of your own choosing regarding whether or not you wish to execute it. Furthermore, you have seven (7) days after you have signed this letter during which time you may revoke this agreement. If you wish to revoke this agreement, you may do so by delivering a letter of revocation to me. Because of this revocation period, you understand that the

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                agreement set forth in this letter shall not become effective or enforceable until the eighth day after the date you sign this letter (the "Effective Date").

         16. You acknowledge that you have been provided with a notice, as required by the Older Workers Benefit Protection Act of 1990, that contains information about the individuals who are being terminated in the restructuring of the Company, the eligibility factors for receiving severance benefits, the time limits applicable to receive severance pay, the job titles and ages of the employees terminated in restructuring of the Company, and the ages of the employees with the same job titles who have not been terminated in this restructuring of the Company. (See Attachment 1 hereto).

         17.    You acknowledge that before signing this agreement, you:

                  . Have read and understand it;

                  . Know that you are giving up important rights;

                  . Are aware of your right to consult an attorney before
                    signing the agreement; and

                  . Have signed the agreement knowingly and voluntarily.



         Please indicate your agreement with the above terms by signing the signature block provided below.

                                Sincerely yours,

                                /s/ Todd Riesterer
                                Todd Riesterer
                                VP, Corporate Services

         My agreement with the above terms is signified by my signature below. Furthermore, I acknowledge that I have read and understand this letter and that I sign this release of all claims voluntarily, with full appreciation that at no time in the future may I pursue any of the rights I have waived in this release.

Signed:           /s/ Matt Thompson                           Dated: 2/4 , 2002
         --------------------------------------------
                  Matt Thompson

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                                                                    Attachment 1

                                     Notice

         As required by the Older Workers Benefit Protection Act of 1990, this notice contains information about the individuals terminated in the Marimba, Inc. (the "Company") restructuring, the eligibility factors for receiving severance pay, the time limits applicable to receiving severance pay, the job titles and ages of the employees terminated in the restructuring of the Company, and the ages of the employees in the same job classification who have not been terminated in the reduction in force.

         1. Severance benefits are being provided to regular employees of the Company whose employment is terminated as a result of restructuring of the Company on February 3, 2003.

         2. Employees are not eligible to receive any severance benefit unless they sign a General Release of All Claims (the "Release"). Employees who have attained age 40 must return the Release to the Company within 45 days after receiving the Release, and once the signed Release is returned to the Company, the employees have 7 days to revoke the Release.

         3. The following is a listing of the ages and job titles of Company employees terminated in the reduction in force, and the ages of Company employees in the same job classification who have not been terminated in the reduction in force:

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     Job Title                                    Age            Number Selected           Number Not Selected
     ---------                                    ---            ---------------           -------------------
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
VP, Worldwide Sales                           44                             1                        0
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VP, Channel Sales                             38                             1                        0
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

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